As filed with the Securities and Exchange Commission on January 26, 2022

Registration No. 333- 229785

Registration No. 333- 233990

Registration No. 333- 250993

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-229785

FORM S-3 REGISTRATION STATEMENT NO. 333-233990

FORM S-3 REGISTRATION STATEMENT NO. 333-250993

UNDER

THE SECURITIES ACT OF 1933

Odonate Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-2493065
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 East 28th Street, 10th Floor

New York, New York 10016

(332) 206-0935

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin Tang

Chairman and Chief Executive Officer

Odonate Therapeutics, Inc.

3 East 28th Street, 10th Floor

New York, New York 10016

(332) 206-0935

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Ryan Murr, Esq. Gibson, Dunn & Crutcher LLP 555 Mission Street, Suite 3000 San Francisco, CA 94105 (415) 393-8373

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of shares that were not sold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.    ☒

DEREGISTRATION OF SHARES

This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”) filed by Odonate Therapeutics Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement No. 333-229785, filed on February 22, 2019;
•	Registration Statement No. 333-233990, filed on September 27, 2019; and
•	Registration Statement No. 333-250993, filed on November 27, 2020.

The purpose of this Amendment is to deregister all remaining securities available for issuance under the Registration Statements. In accordance with the undertakings made by the Company in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on January 26, 2022. No other person is required to sign this Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

Odonate Therapeutics, Inc.

By:	/s/ Michael Hearne
Michael Hearne
Chief Financial Officer

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